EXHIBIT 8
                                                                    ---------





                               June 21, 1996



(213) 229-7000
                                                                C19278-00010

  Davidson & Associates, Inc.
  19840 Pioneer Avenue
  Torrance, California 90503

          Re:   Registration Statement on Form S-4

  Gentlemen:

          We are acting as counsel to Davidson & Associates, Inc., a California corporation (the "Company") in connection with the merger (the "Merger") of Stealth Acquisition I Corp ("Acquisition Sub"), a California corporation and a wholly owned subsidiary of CUC International, Inc., a Delaware corporation ("Parent"), with and into the Company. You have requested our opinion as to the material federal income tax consequences of the Merger to holders of Company common stock, $.00025 par value. The Merger will be effected pursuant to the terms and conditions of the Agreement and Plan of Merger (the "Merger Agreement") dated as of February 19, 1996, among the Company, Parent and Stealth Acquisition II Corp., a Delaware corporation and predecessor to Acquisition Sub. The Merger Agreement is attached as Exhibit 2(a) to Registration Statement on Form S-4 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission in connection with the Merger. This opinion is being rendered pursuant to Section 5.2(d) of the Merger Agreement.

          In rendering our opinion, we have examined the Merger Agreement and have, with your permission, relied upon, and assumed as correct now and as of the Effective Time, (i) the factual information contained in the Registration Statement, (ii) the representations and covenants contained in the Agreement,
  (iii) certain factual representations made by the Company, Parent, Acquisition Sub, and Robert M. Davidson and Janice G. Davidson (the "Major Shareholders"), which are attached hereto and made part hereof, and (iv) such other materials as we have deemed necessary or appropriate as a basis for our opinion.

  Davidson & Associates, Inc.
  June 21, 1996
  Page 2


          On the basis of the information, representations and covenants contained in the foregoing materials, we hereby confirm our opinion set forth under the caption "Merger--Certain Federal Income Tax Consequences" in the Registration Statement.

          This opinion expresses our views only as to federal income tax laws in effect as of the date hereof, including the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, published rulings and administrative practices of the Internal Revenue Service (the "Service") and court decisions. This opinion represents our best legal judgment as to the matters addressed herein, but is not binding on the Service or the courts. Furthermore, the legal authorities upon which we rely are subject to change either prospectively or retroactively. Any change in such authorities or any change in the facts or representations, or any past or future actions by the Company, Parent, Acquisition Sub, or the Major Shareholders contrary to such representations might adversely affect the conclusions stated herein.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the caption "The Merger--Certain Federal Income Tax Consequences" in the Registration Statement and the offering circular that forms a part thereof.

                                             Very truly yours,

                                             /s/ GIBSON, DUNN & CRUTCHER LLP

                                             GIBSON, DUNN & CRUTCHER LLP

                                            June 3, 1996


Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, CA  90071-3197

Gentlemen:

          This letter is being delivered to you pursuant to Section 4.15 of the Agreement and Plan of Merger (the "Agreement"), dated as of February 19, 1996, among Davidson & Associates, Inc., a California corporation (the "Company"), CUC International Inc., a Delaware corporation ("Parent"), and Stealth Acquisition II Corp., a Delaware corporation and a wholly owned subsidiary of Parent (together with its successors and assigns, "Acquisition Sub"). Unless otherwise indicated, capitalized terms not defined herein have the meaning set forth in the Agreement.

          After due inquiry and investigation regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that, assuming the Merger were to occur on the date hereof and without waiver of the condition set forth in Section 5.3(f) of the Agreement, the following facts are true:

          1. Pursuant to the Merger, Acquisition Sub will merge with and into the Company, and the Company will acquire all of the assets and liabilities of Acquisition Sub. Specifically, the assets transferred to the Company pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Acquisition Sub immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger will continue to be held by the Company immediately after the Merger. For the purpose of determining the percentage of the Company's and Acquisition Sub's net and gross assets held by the Company immediately following the Merger, the following assets will be treated as property held by Acquisition Sub or the Company, as the case may be, immediately prior but not subsequent to the Merger:
(i) assets used by the Company or Acquisition Sub (other than assets transferred from Parent to Acquisition Sub for such purpose) to pay shareholders perfecting dissenters' rights or other expenses or liabilities incurred in connection with the Merger and (ii) assets used to make distributions, redemptions or other payments in respect of stock of the Company (except for regular, normal distributions) or in respect of rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto;

          2. Other than in the ordinary course of business or pursuant to its obligations under the Agreement, the Company has not disposed of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) since January 1, 1995;

          3. The Company's principal reasons for participating in the Merger are bona fide business purposes unrelated to taxes;

          4. The Company has no outstanding warrants, options, convertible securities or any other type of right to acquire the Company stock (or any other equity interest in the Company) or to vote (or restrict or otherwise control the vote of) shares of stock of the

Company which, if exercised, would affect Parent's acquisition and retention of Control of the Company;

          5. In the Merger, shares of stock of the Company representing "Control" of the Company will be exchanged solely for shares of voting stock of Parent. For purposes of this paragraph, shares of the stock of Company exchanged in the Merger for cash and other property (including, without limitation, cash paid to shareholders of the Company perfecting dissenters' rights or in lieu of fractional shares of Parent voting stock) will be treated as shares of stock of the Company outstanding on the date of the Merger but not exchanged for shares of voting stock of Parent. As used in this letter, "Control" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of shares of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person;

          6. The payment of cash in lieu of fractional shares of Parent stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to the Company shareholders in lieu of fractional shares of Parent stock will not exceed one (1) percent of the total consideration that will be issued in the Merger to the Company shareholders in exchange for their Shares;

          7. The Company has no plan or intention to issue additional shares of stock after the Merger, or take any other action, that would result in Parent losing Control of the Company;

          8. The Company has no plan or intention to sell or otherwise dispose of any of its assets or of any of the assets acquired from Acquisition Sub in the Merger except for dispositions made in the ordinary course of business or payment of expenses, including payments to shareholders of the Company perfecting dissenters' rights, incurred by the Company pursuant to the Merger and except for transfers described in both Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368-2(j)(4);

          9. Following the Merger, the Company will continue its historic business or use a significant portion of its historic business assets in a business;

          10. The liabilities of the Acquisition Sub assumed by the Company and the liabilities to which the transferred assets of Acquisition Sub are subject were incurred by Acquisition Sub in the ordinary course of its business;

          11. The fair market value of the Company's assets will, at the Effective Time of the Merger, exceed the aggregate liabilities of the Company plus the amount of liabilities, if any, to which such assets are subject;

          12. The Company is not an "investment company" within the meaning of Sections 368(a)(2)(F)(iii) and (iv) of the Code;

          13. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

          14. There is no plan or intention ("Plan) on the part of the shareholders of the Company who own five percent or more of the Company stock and, after due inquiry with its officers and directors, the Company has no knowledge of, and believes that there does not exist, any Plan on the part of the remaining shareholders of the Company to engage in a sale, exchange, transfer, distribution (including, without limitation, a distribution by a partnership to its partners or by a corporation to its stockholders), pledge, disposition or any other transaction which results in a reduction in the risk of ownership or a direct or indirect disposition (a "Sale") of shares of Parent stock received in the Merger that would reduce ownership by shareholders of the Company of Parent stock to a number of shares having a value as of the effective time of the Merger of less than fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of the Company stock. For purposes of this paragraph, shares of the Company stock (i) with respect to which a shareholder of the Company receives consideration in the Merger other than shares of Parent stock (including, without limitation, cash received pursuant to the exercise of dissenter's rights or in lieu of fractional shares of Parent stock) and/or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered outstanding shares of stock of the Company exchanged for shares of Parent stock in the Merger and then disposed of pursuant to a Plan;

          15. The fair market value of the shares of Parent stock received by each shareholder of the Company will be approximately equal to the fair market value of the shares of stock of the Company surrendered in exchange therefor and the aggregate consideration received by shareholders of the Company in exchange for their shares of stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger;

          16. Acquisition Sub, Parent, the Company and the shareholders of the Company will each pay separately its or their own expenses relating to the Merger;

          17. There is no intercorporate indebtedness existing between Parent and the Company or between Acquisition Sub and the Company that was issued, acquired, or will be settled at a discount as a result of the Merger;

          18. The terms of the Agreement are the product of arm's length negotiations;

          19. None of the compensation received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of stock of the Company; none of the shares of Parent stock received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employees of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

          20. To the best knowledge of the Company, during the past five (5) years, none of the outstanding shares of capital stock of the Company, including the right to acquire or vote any such shares, have directly or indirectly been owned by Parent.;

          21. Factual statements contained in the Registration Statement on Form S-4 of Parent filed with the Securities and Exchange Commission in connection with the Merger, which Registration Statement includes the Proxy Statement-Prospectus of the Company are true, correct and complete in all material respects;

          22. The Company is authorized to make all of the representations set forth herein; and

          23. The Agreement represents the full and complete agreement among Parent, Acquisition Sub and the Company regarding the Merger, and there are no other written or oral agreements regarding the Merger.

          It is understood that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreement (including all schedules and exhibits thereto) and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

          Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of the Company pursuant to Parent's exercise of control over the Company after the Merger. It is understood that your opinions will not address any tax consequence of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                   Very truly yours,

                                   DAVIDSON & ASSOCIATES, INC.,
                                   A CALIFORNIA CORPORATION

                                   By: /s/ Robert M. Davidson
                                      ----------------------------------

                                   Title:  CEO
                                          ------------------------------

                                            June 3, 1996

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, CA  90071-3197
Gentlemen:

          This letter is being delivered to you pursuant to Section 4.15 of the Agreement and Plan of Merger (the "Agreement"), dated as of February 19, 1996, among Davidson & Associates, Inc., a California corporation (the "Company"), CUC International Inc., a Delaware corporation ("Parent"), and Stealth Acquisition II Corp., a Delaware corporation and a wholly owned subsidiary of Parent (together with its successors and assigns, "Acquisition Sub"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

          After due inquiry and investigation regarding the meaning of and factual support for the following representation, the undersigned hereby certify and represent that, assuming the Merger were to occur on the date hereof and without waiver of the condition set forth in Section 5.3(f) of the Agreement, the following facts are true:

          1. Pursuant to the Merger, Acquisition Sub will merge with and into the Company, and the Company will acquire all of the assets and liabilities of Acquisition Sub. Specifically, the assets transferred to the Company pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Acquisition Sub immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger will continue to be held by the Company immediately after the Merger. For the purpose of determining the percentage of the Company's and Acquisition Sub's net and gross assets held by the Company immediately following the Merger, the following assets will be treated as property held by Acquisition Sub or the Company, as the case may be, immediately prior but not subsequent to the Merger:
(i) assets used by the Company or Acquisition Sub (other than assets transferred from Parent to Acquisition Sub for such purpose) to pay shareholders perfecting dissenter's rights or other expenses or liabilities incurred in connection with the Merger and (ii) assets used to make distributions, redemptions or other payments in respect of stock of the Company (except for regular, normal distributions) or in respect of rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto;

          2. Acquisition Sub was formed solely for the purpose of consummating the transactions contemplated by the Agreement and at no time will Acquisition Sub conduct any business activities or other operations, or dispose of any of its assets, other than pursuant to its obligations under the Agreement;

          3. Parent's principal reasons for participating in the Merger are bona fide business purposes not related to taxes;

          4. Prior to the Merger, Parent will be in "Control" of Acquisition Sub. As used in this letter, "Control" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person;

          5. In the Merger, shares of stock of the Company representing Control of the Company will be exchanged solely for shares of voting stock of Parent. For purposes of this paragraph, shares of stock of the Company exchanged in the Merger for cash and other property (including, without limitation, cash paid to shareholders of the Company perfecting dissenters' rights or in lieu of fractional shares of Parent voting stock) will be treated as shares of stock of the Company outstanding on the date of the Merger but not exchanged for shares of voting stock of Parent;

          6. The payment of cash in lieu of fractional shares of Parent stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to the Company shareholders in lieu of fractional shares of Parent stock will not exceed one (1) percent of the total consideration that will be issued in the Merger to the Company shareholders in exchange for their Shares;

          7. Parent has no plan or intention to cause the Company to issue additional shares of stock after the Merger, or take any other action, that would result in Parent losing Control of the Company;

          8. Parent has no plan or intention to reacquire any of its stock issued pursuant to the Merger;

          9. Parent has no plan or intention to liquidate the Company; to merge the company with or into another corporation, including Parent or its affiliates; to sell, distribute or otherwise dispose of the stock of the Company; or to cause the Company to sell or otherwise dispose of any of its assets or of any assets acquired from Acquisition Sub, except for dispositions made in the ordinary course of business or payment of expenses, including payments to shareholders of the Company perfecting dissenters' rights, incurred by the Company pursuant to the Merger and except for transfers described in both
Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368-2(j)(4);

          10. In the Merger, Acquisition Sub will have no liabilities assumed by the Company and will not transfer to the Company any assets subject to liabilities, except to the extent incurred in connection with the transactions contemplated by the Agreement;

          11. Following the Merger, the Company will continue its historic business or use a significant portion of its historic business assets in a business;

          12. During the past five (5) years, none of the outstanding shares of capital stock of the Company, including the right to acquire or vote any such shares, have directly or indirectly been owned by Parent;

          13. Neither Parent nor Acquisition Sub is an "investment company" within the meaning of Sections 368(a)(2)(F)(iii) and (iv) of the Code;

          14. The liabilities of Acquisition Sub assumed by Target and the liabilities to which the transferred assets of Acquisition Sub are subject were incurred by Acquisition Sub in the ordinary course of its business;

          15. The fair market value of the Parent stock received by each stockholder of the Company will be approximately equal to the fair market value of the stock of the Company surrendered in exchange therefor, and the aggregate consideration received by shareholders of the Company in exchange for their stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger;

          16. Acquisition Sub, Parent, the Company and the shareholders of the Company will each pay separately its or their own expenses relating to the Merger;
          17. There is no intercorporate indebtedness existing between Parent and the Company or between Acquisition Sub and the Company that was issued, acquired or will be settled at a discount as a result of the Merger;

          18. The terms of the Agreement are the product of arm's-length negotiations;

          19. None of the compensation received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of their shares of stock of the Company; none of the shares of Parent stock received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employee of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services;

          20. Factual statements contained in the Registration Statement on Form S-4 of Parent filed with the Securities and Exchange Commission in connection with the Merger, which Registration Statement includes the Proxy Statement-Prospectus of the Company are true, correct and complete in all material respects;

          21. Parent and Acquisition Sub are authorized to make all of the representations set forth herein; and

          22. The Agreement represents the full and complete agreement among Parent, Acquisition Sub and the Company regarding the Merger, and there are no other written or oral agreements regarding the Merger.

          It is understood that (i) your opinions will be based on the completeness and accuracy of and compliance with, representations set forth herein and on the statements contained in the Agreement (including all schedules and exhibits thereto) and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications, including that they may not be relied upon if any such representations are not accurate in all material respect.

          It is understood that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                   Very truly yours,

                                   CUC INTERNATIONAL INC.,
                                   a DELAWARE CORPORATION



                                   By: Cosmo Corigliano
                                       ----------------------------

                                   Title: Senior Vice President
                                          -------------------------

                                   STEALTH ACQUISITION I CORP.,
                                   a CALIFORNIA CORPORATION



                                   By: Cosmo Corigliano
                                       ----------------------------


                                   Title: Vice President
                                          -------------------------

                       CONTINUITY OF INTEREST CERTIFICATE


Davidson & Associates, Inc.
19840 Pioneer Avenue
Torrance, CA  90503

Gibson, Dunn & Crutcher
333 South Grand Avenue
Los Angeles, CA  90071-3197

Gentlemen and Mesdames:

          The undersigned, constituting all of the shareholders of Davidson & Associates, Inc., a California corporation (the "Company"), who beneficially own five (5) percent or more of the common stock of the Company (the "Company Common Stock"), are aware that pursuant to an Agreement and Plan of Merger, dated as of February 19, 1996 (the "Agreement"), made and entered into by and among the Company, CUC International Inc., a Delaware corporation ("Parent"), and Stealth Acquisition II Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition"), pursuant to which it is contemplated that Acquisition will merge with and into the Company in a transaction (the "Merger") in which shares of Company Common Stock will be exchanged for shares of the common stock of Parent ("Parent Common Stock").

          1. The undersigned hereby represent, warrant, certify and covenant as follows:

               (a) Each of the undersigned currently is the beneficial owner of that number and class of shares of Company Common Stock as set forth opposite the undersigned's name on Schedule A hereto and did not acquire any of such shares in contemplation of the Merger;

               (b) The undersigned have not engaged in a Sale (as defined below) of any shares of Company Common Stock in contemplation of the Merger;

               (c) The undersigned have no plan or intention ("Plan") to exercise dissenters' rights in connection with the Merger;

               (d) There is no Plan on the part of the undersigned, and the undersigned have no knowledge of and believe that there does not exist any Plan on the part of the remaining holders of shares of Company Common Stock, to engage in a sale, exchange, transfer, distribution (including a distribution by a partnership to its partners or by a corporation to its stockholders), redemption or reduction in any way of the undersigned's risk of ownership (by short sale or otherwise), or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale"), or Sales of the shares of Parent Common Stock to be received in the Merger such that the aggregate fair market value, as of the Effective Time (as defined in the Agreement), of shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all shares of outstanding the Company Common Stock immediately prior to the Merger. For purposes of the preceding sentence, shares of Company Common Stock (or the portion thereof) (i) with respect to which a shareholder of the Company receives consideration in the Merger other than shares of Parent Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights or in lieu of a fractional share of Parent Common Stock) or
(ii) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered shares of outstanding Company Common Stock exchanged for shares of Parent Common Stock in the Merger and then disposed of pursuant to a Plan;
               (e) For a two (2)-year period following the Merger, the undersigned, in the aggregate, will retain ownership, and will not engage in a Sale, of that number of shares of Parent Common Stock issued to the undersigned in the Merger, which together with the shares of Parent Common Stock issued to the remaining shareholders of the Company in the Merger, has an aggregate fair market value as of the Effective Time (as defined in the Agreement) of fifty-five percent (55%) or more of the total fair market value of all shares of outstanding Company Common Stock immediately prior to the Merger. For purposes of the preceding sentence, shares of Company Common Stock (or the portion thereof) (i) with respect to which a shareholder of the Company receives consideration in the Merger other than shares of Parent Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights or in lieu of a fractional share of Parent Common Stock) or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered shares of outstanding Company Common Stock exchanged for shares of Parent Common Stock in the Merger and then disposed of during the two-year period following the Merger;

               (f) To the best of the knowledge of the undersigned, all of the statements set forth in those certain "Officer's Certificates Regarding Certain Tax Matters," attached as Exhibit C-2 and Exhibit C-3 to the Agreement, are
                          -----------     -----------
true, correct and complete; and

               (g) Except to the extent written notification to the contrary is received by the Company from the undersigned prior to the Merger, the representations and warranties and certifications contained herein shall be true and correct at all times from the date hereof through the Effective Date (as defined in the Agreement). The undersigned agree to promptly notify the Company prior to the Merger if at any time after the date hereof and prior to the Merger, the undersigned would no longer be able to make the representations, warranties and covenants set forth herein.

          2. The undersigned have been provided with a copy of the Agreement (including all schedules and exhibits thereto) and have consulted with such legal and financial counsel as the undersigned have deemed appropriate in connection with the execution of this Certificate.

          3. The undersigned understands that the Company and its shareholders, as well as legal counsel to the Company (in connection with rendering of an opinion that the Merger will be a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended) will be relying on (a) the truth and accuracy of the representations contained herein and (b) the undersigned's performance of the obligations set forth herein.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate on ______________, 1996.




           /s/ Robert M. Davidson
           ------------------------------
           Robert M. Davidson



           /s/ Janice G. Davidson
           ------------------------------
           Janice G. Davidson

           ROBERT M. DAVIDSON                 ELIZABETH A. DAVIDSON TRUST
           CHARITABLE REMAINDER UNITRUST



           By:  /s/ Robert M. Davidson        By: /s/ Robert M. Davidson
              ---------------------------        ---------------------------
              Robert M. Davidson, Trustee        Robert M. Davidson, Co-Trustee

           JANICE G. DAVIDSON
           CHARITABLE REMAINDER UNITRUST



           By: /s/ Janice G. Davidson         By: /s/ Janice G. Davidson
              ---------------------------        ---------------------------
              Janice G. Davidson, Trustee        Janice G. Davidson, Co-Trustee

           JOHN R. DAVIDSON TRUST             EMILIE A. DAVIDSON TRUST



           By: /s/ Robert M. Davidson         By: /s/ Robert M. Davidson
              ---------------------------        ---------------------------
              Robert M. Davidson, Co-Trustee     Robert M. Davidson, Co-Trustee




           By:  /s/ Janice G. Davidson        By: /s/ Janice G. Davidson
              ---------------------------        ---------------------------
              Janice G. Davidson, Co-Trustee     Janice G. Davidson, Co-Trustee

                                       SCHEDULE A



                                                      No. Shares of Company
                                                           Common Stock
                      Name and Address*                  Beneficially Owned
                      ----------------               ------------------------

           Robert M. Davidson                                  494,0751

           Robert M. Davidson, as trustee of                 9,000,0001
           Robert M. Davidson Charitable Remainder
           Unitrust

           Robert M. Davidson, as co-trustee of              2,168,7502
           Elizabeth A. Davidson Trust

           Robert M. Davidson, as co-trustee of              2,168,7502
           Emilie A. Davidson Trust2

           Robert M. Davidson, as co-trustee of              2,168,7502
           John R. Davidson Trust

           Janice G. Davidson                                  488,4751

           Janice G. Davidson, as trustee of                 9,000,0001
           Janice G. Davidson Charitable Remainder
           Unitrust

           Janice G. Davidson, as co-trustee of              2,168,7502
           Elizabeth A. Davidson Trust

           Janice G. Davidson, as co-trustee of              2,168,7502
           Emilie A. Davidson Trust

           Janice G. Davidson, as co-trustee of              2,168,7502
           John R. Davidson Trust














           --------------------

            * c/o Robert M. Davidson and Janice G. Davidson, 19840
              Pioneer Avenue,
              Torrance, CA 90503; Telephone: (310) 793-0600;
              Fax: (310) 793-0601.

            1 Shareholder has sole power with respect to such shares.

            2 Shareholder has shared power with respect to such shares.